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                             ARTHUR ANDERSEN LLP

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made part of this (the attached) prospectus.


                                            /s/ Arthur Andersen LLP
                                            -----------------------------
                                            ARTHUR ANDERSEN LLP

Boston, Massachsetts
July 25, 1997